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                                                                    EXHIBIT 4.37



                             NEWS CONVERTIBLE NOTES

Note no.                                         Principal amount       Conversion Price       No. of shares
--------                                         ----------------       ----------------       -------------
     1                                             1,100,000*                1.120                 982,143
     2                                             1,000,000*                1.300                 769,231
     3                                             1,000,000*                1.945                 514,139
     4                                             1,000,000                 1.945                 514,139
     5                                             2,500,000                 1.459               1,713,502
     6                                             1,500,000                 1.544                 971,503
                                                                                     Total       5,464,657